UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 17, 2020

OneWater Marine Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39213 (Commission File Number)	83-4330138 (IRS Employer Identification No.)

6275 Lanier Islands Parkway Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (678) 541-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ONEW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 17, 2020, OneWater Marine Inc., a Delaware corporation (the “Company”), certain selling stockholders of the Company listed on Schedule II thereto (the “Selling Stockholders”) and Special Situations Investing Group II, LLC, a Delaware limited liability company (“Goldman”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Truist Securities, Inc., Robert W. Baird & Co. Incorporated and Raymond James & Associates, Inc. as representatives of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of the Company’s Class A common stock, par value $0.01 per share (the “Class A common stock”). The Underwriting Agreement provides for the offer and sale (the “Offering”) of an aggregate of 3,170,868 shares of Class A common stock, including 425,000 shares of Class A common stock to be issued and sold by the Company and an aggregate of 2,745,868 shares of Class A common stock to be sold by the Selling Stockholders, each at a price to the public of $20.00 per share. Pursuant to the Underwriting Agreement, Goldman has granted the Underwriters a 30-day option to purchase up to 475,630 additional shares of Class A common stock. The material terms of the Offering are described in the prospectus, dated September 17, 2020 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 21, 2020, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1 (File No. 333-248774), initially filed by the Company on September 14, 2020 (the “Registration Statement”).

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on September 22, 2020, subject to the satisfaction of customary closing conditions, and the Company expects to receive proceeds from the Offering of approximately $7.5 million (net of underwriting discounts, commissions and estimated offering expenses). As described in the Prospectus, the Company intends to contribute all of the net proceeds from the Offering that it receives to One Water Marine Holdings, LLC, a Delaware limited liability company (“OneWater LLC”) in exchange for units in OneWater LLC. OneWater LLC will use such net proceeds for working capital and general corporate purposes, including the expansion of its business and general and administrative matters. The Company will not receive any proceeds from the sale of shares by the Selling Stockholders, including if the Underwriters exercise their option to purchase additional shares of the Company’s Class A common stock from Goldman.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description
1.1
Underwriting Agreement, dated as of September 17, 2020, by and among OneWater Marine Inc., certain selling stockholders listed on Schedule II thereto, Special Situations Investing Group II, LLC and Truist Securities, Inc., Robert W. Baird & Co. Incorporated and Raymond James & Associates, Inc, as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEWATER MARINE INC.

By:	/s/ Jack Ezzell
Name:	Jack Ezzell
Title:	Chief Financial Officer
Dated: September 22, 2020